BANK OF NEW ENGLAND CORPORATION
                                                CASH F
        FROM THE PERIOD FROM DECEMBER 31, 2008 TO JUNE 30, 2009


        Cash balance at December 31, 2008             101,462,157



        Receipts:

         1.   Interest                                 169,288.70
                Total Receipts                         169,288.70


        Expenditures:

         1.  Professional fees                         245,202.69
         2.  Trustee's bond                            162,300.00
         3.  Interco Transfers                         131,000.00
         4.  Administrative expense                      8,236.30
         5.  Tax expense                                 1,535.91
         6.  Insurance expense                           1,275.56
                Total Expenditures                     549,550.46




        Cash Balance at June 30, 2009                 101,081,895.63